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RENTRAK ANNOUNCES 27 PERCENT REVENUE GROWTH FOR FISCAL 2014 THIRD QUARTER

-- TV Business Revenue Increases 84 Percent; AMI Operating Income More than Doubles;
Company Generates $5.0 Million in Cash Flow from Operations for Three-Month Period --

PORTLAND, OR (February 6, 2014) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced substantially improved financial results for its third fiscal quarter ended December 31, 2013.

Consolidated revenue increased 27 percent to $31.6 million for the third quarter of fiscal 2014, up from $24.9 million for the same period last year, reflecting 35 percent growth in Rentrak’s Advanced Media and Information (AMI) business, and 17 percent growth in the company’s Home Entertainment business.

Revenue in the company’s AMI division increased to $18.5 million for the fiscal 2014 third quarter, up from $13.7 million for the same period last year, and represented 59 percent of Rentrak’s consolidated revenue, versus 55 percent last year. Revenue in the company’s Home Entertainment business rose to $13.1 million, up from $11.2 million a year ago.

“Rentrak had a fantastic quarter, as the team worked together to sign a significant number of new clients and expand several long-standing client relationships. We are focused on continuing on our current growth path by expanding our suite of census-based products and analytic services that precisely measure movies and TV everywhere,” said Bill Livek, Vice Chairman and Chief Executive Officer of Rentrak. “Rentrak continues to expect substantial growth in revenues, which should create additional leverage in our operating model and drive improved earnings. We are committed to delivering strong revenue growth and expanding profits for Rentrak’s shareholders.”

(revenue in millions)	3Q FY14	3Q FY13	Percent Change
TV Essentials®	$8.4	$4.6	84%
Box Office Essentials®	$6.7	$6.1	11%
OnDemand Everywhere™	$3.4	$3.1	10%
Total AMI	$18.5	$13.7	35%

Total Home Entertainment	$13.1	$11.2	17%

Consolidated Revenue	$31.6	$24.9	27%
         Numbers may not sum due to rounding.
Gross margin rose to 48 percent of consolidated revenue for the third quarter of fiscal 2014, compared with 44 percent for the same period last year. Gross margin for the company’s AMI business increased to 63 percent for the third quarter of fiscal 2014, compared with 60 percent a year ago. Gross margin for Rentrak’s Home Entertainment business was 26 percent for the third quarters of fiscal 2014 and fiscal 2013.

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Operating expenses for the fiscal 2014 third quarter totaled $15.8 million, compared with $12.9 million for the fiscal 2013 third quarter. The increase mainly reflected increased costs related to the expansion of the company’s AMI division, most of which was related to growth in Rentrak’s TV Essentials® service, as well as costs associated with the company’s acquisition of iTVX and increased headcount in its information technology department.

The operating loss for the third quarter of fiscal 2014 was reduced to $695,000, which included $1.8 million in stock-based compensation costs and $24,000 in acquisition-related costs. The $1.8 million in stock-based compensation was comprised of $1.5 million of routine stock-based compensation costs, as well as $300,000 in costs related to the revaluation of the estimated earn out related to the company’s acquisition of iTVX. For last year’s third fiscal quarter, the operating loss totaled $1.8 million, which included $1.5 million of stock-based compensation costs. Excluding these amounts for both periods, operating income would have improved to $1.2 million for the fiscal 2014 third quarter, up from an operating loss of $241,000 for the fiscal 2013 third quarter.

The net loss was reduced to $343,000, or $0.03 per share, for the third quarter of fiscal 2014, from a net loss of $1.8 million, or $0.15 per share, for the same period last year. Excluding the costs already mentioned for both periods, net income for the fiscal 2014 third quarter would have increased to $1.5 million, or $0.12 per diluted share, compared with a net loss of $286,000, or $0.02 per share, for the third quarter of fiscal 2013. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA (a non-GAAP measure) grew to $2.7 million for the third quarter of fiscal 2014, up from $1.0 million for the same period last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

The company generated nearly $5.0 million in cash from operating activities for the third quarter of fiscal 2014, compared with $3.0 million for the third quarter of fiscal 2013. Rentrak generated $11.0 million in cash from operating activities for the first nine months of fiscal 2014, compared with $1.1 million for the comparable fiscal 2013 period.

Rentrak’s cash, cash equivalents and marketable securities balance grew to $26.9 million at December 31, 2013, up from $20.4 million at March 31, 2013.

Rentrak recently achieved several important milestones including:

•
Signing national TV Essentials® contracts with CBS and CBS Sports Network, marking the first time a major broadcast network has subscribed to Rentrak's advanced demographics ratings service, bringing Rentrak’s total number of network clients to approximately 75.

•
Signing seven CBS-owned television stations in four major markets and renewing and expanding several long-standing local station group relationships. Rentrak has added 55 local TV station clients over the last three months for a total of more than 290.

•	Signing first MVPD (multichannel video programming distributor) partner to provide cross platform, census-like viewing data including TV, VOD, online and mobile.

•	Launching the company’s Total Television service to provide clients with the ability to better understand and monetize cross-platform viewing.

•
Continuing to grow the company’s client base through the addition of top local and national advertising agencies. Rentrak has added more than 70 local advertising agency clients fiscal year-to-date, including more than 20 in the month of December.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue including:

•	80 percent annual revenue growth in its TV business for the next several years, with business line break-even operating income expected in the fourth quarter of fiscal 2014.

•	12 percent annual revenue growth in the company’s Box Office business for the foreseeable future.

•	20 percent annual revenue growth in its OnDemand Everywhere™ business for the foreseeable future.

•	Seven to 10 percent revenue growth in Home Entertainment revenue for fiscal 2014. The company is exploring strategic alternatives for its Home Entertainment business.

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its 2014 third quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-9205 from the U.S. or Canada, or 480-629-9771 from international locations, conference ID 4661730. This call is being webcast and can be accessed at Rentrak’s Web site at www.rentrak.com, where it will be archived through February 6, 2015. An audio replay of the conference call will be available through midnight February 13, 2014 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4661730.

About Rentrak Corporation
Rentrak (Nasdaq: RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with Advanced Demographics, only Rentrak is the census currency for VOD and movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, expected rates of revenue increase in Rentrak’s Home Entertainment business for fiscal 2014, Rentrak’s ability to continue generating substantial growth in AMI revenue, and expected break-even operating income for the TV business line in the fourth quarter of fiscal 2014. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, the company’s ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
# # #
(Financial Tables Follow)

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$31,609	$24,948	$89,926	$70,662
Cost of sales	16,458	13,847	48,013	37,343
Gross margin	15,151	11,101	41,913	33,319
Operating expenses:
Selling and administrative	15,846	12,870	44,683	54,150
Loss from operations	(695)	(1,769)	(2,770)	(20,831)
Other income:
Interest income, net	53	41	144	390
Loss before income taxes	(642)	(1,728)	(2,626)	(20,441)
Provision (benefit) for income taxes	(276)	117	(406)	179
Net loss	(366)	(1,845)	(2,220)	(20,620)
Net loss attributable to noncontrolling interest	(23)	(31)	(52)	(31)
Net loss attributable to Rentrak Corporation	$(343)	$(1,814)	$(2,168)	$(20,589)
Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.03)	$(0.15)	$(0.18)	$(1.77)
Diluted	$(0.03)	$(0.15)	$(0.18)	$(1.77)
Shares used in per share calculations:
Basic	12,181	11,996	12,116	11,634
Diluted	12,181	11,996	12,116	11,634

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	December 31, 2013	March 31, 2013

Assets
Current Assets:
Cash and cash equivalents	$5,225	$3,835
Marketable securities	21,651	16,588
Accounts and notes receivable, net of allowances for doubtful accounts of $414 and $866	15,460	16,682
Taxes receivable and prepaid taxes	237	—
Other current assets	2,539	2,188
Total Current Assets	45,112	39,293
Property and equipment, net of accumulated depreciation of $23,620 and $19,925	16,757	14,262
Goodwill	7,024	4,998
Other intangible assets, net of accumulated amortization of $3,177 and $2,343	12,941	12,396
Other assets	716	830
Total Assets	$82,550	$71,779
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,355	$5,856
Accrued liabilities	403	910
Accrued data provider liabilities	8,025	3,459
Accrued compensation	9,045	5,862
Deferred tax liabilities	46	36
Deferred revenue and other credits	1,940	2,610
Total Current Liabilities	25,814	18,733
Deferred rent, long-term portion	2,450	2,238
Taxes payable, long-term	517	713
Deferred tax liability, long-term	799	574
Note payable and accrued interest	—	550
Total Liabilities	29,580	22,808
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 12,048 and 11,892	12	12
Capital in excess of par value	81,427	75,508
Accumulated other comprehensive income	331	31
Accumulated deficit	(29,737)	(27,569)
Stockholders’ Equity attributable to Rentrak Corporation	52,033	47,982
Noncontrolling interest	937	989
Total Stockholders’ Equity	52,970	48,971
Total Liabilities and Stockholders’ Equity	$82,550	$71,779

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Nine Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,220)	$(20,620)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	4,449	3,607
Stock-based compensation	5,376	17,781
Deferred income taxes	(62)	(3)
Gain on disposition of assets	—	(26)
Realized (gain) loss on marketable securities	2	(196)
Interest on note payable	—	19
Adjustment to allowance for doubtful accounts	(452)	63
(Increase) decrease, net of effect of acquisition, in:
Accounts and notes receivable	1,222	1,906
Taxes receivable and prepaid taxes	(237)	—
Other assets	(809)	(291)
Increase (decrease), net of effect of acquisition, in:
Accounts payable	329	1,185
Taxes payable	(196)	(78)
Accrued liabilities and compensation	4,142	(1,918)
Deferred revenue	(761)	(178)
Deferred rent	254	(148)
Net cash provided by operating activities	11,037	1,103
Cash flows from investing activities:
Purchase of marketable securities	(6,137)	(22,987)
Sale of marketable securities	1,000	23,793
Proceeds from the sale of assets	—	47
Payments made to develop intangible assets	(104)	(113)
Purchase of property and equipment	(5,757)	(4,304)
Cash paid for acquisition, net of cash acquired, and equity investment	(372)	—
Net cash used in investing activities	(11,370)	(3,564)
Cash flows from financing activities:
Contributions from noncontrolling interest	—	1,020
Issuance of common stock	1,479	551
Net cash provided by financing activities	1,479	1,571
Effect of foreign exchange translation on cash	244	49
Increase (decrease) in cash and cash equivalents	1,390	(841)
Cash and cash equivalents:
Beginning of period	3,835	5,526
End of period	$5,225	$4,685
Supplemental non-cash information:
Capitalized stock-based compensation	$870	$348
Common stock used to pay for option exercises	199	—
Common stock used to pay for taxes associated with vested restricted stock units	1,046	—
Decrease in leasehold improvements related to forgiven loan	550	—
Common stock used to pay for acquisition	375	—

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Rentrak Corporation and Subsidiaries Information by Segment (In thousands) (Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012
AMI
Sales to external customers	$18,510	$13,712	$51,229	$39,553
Gross margin	$11,690	$8,210	$31,291	$24,291
Income (loss) from operations	$2,841	$1,194	$6,210	$(12,555)

HOME ENTERTAINMENT
Sales to external customers	$13,099	$11,236	$38,697	$31,109
Gross margin	$3,461	$2,891	$10,622	$9,028
Income from operations	$2,124	$1,523	$6,557	$5,016

TOTAL OPERATING SEGMENTS
Sales to external customers	$31,609	$24,948	$89,926	$70,662
Gross margin	$15,151	$11,101	$41,913	$33,319
Income (loss) from operations	$4,965	$2,717	$12,767	$(7,539)

Note: The segment operating income figures do not include corporate and other expenses which are not allocated to a specific segment.

Rentrak Announces 27 Percent Revenue Growth for Fiscal 2014 Third Quarter
February 6, 2014

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012
Net loss attributable to Rentrak Corporation	$(343)	$(1,814)	$(2,168)	$(20,589)
Adjustments:
Provision (benefit) for income taxes	(276)	117	(406)	179
Interest income, net	(53)	(41)	(144)	(390)
Depreciation and amortization	1,543	1,258	4,449	3,607
Stock-based compensation (1)	1,542	1,528	4,276	4,544
Adjusted EBITDA	$2,413	$1,048	$6,007	$(12,649)
DISH & iTVX stock-based compensation	300	—	1,100	15,864
Acquisition costs	24	—	214	193
Reorganization costs	—	—	—	212
Adjusted EBITDA before DISH stock-based compensation, acquisition and reorganization costs	$2,737	$1,048	$7,321	$3,620
(1) Excludes DISH & iTVX stock-based compensation

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2013	2012	2013	2012
Diluted EPS, as reported	$(0.03)	$(0.15)	$(0.18)	$(1.77)
DISH & iTVX stock-based compensation	0.02	—	0.09	1.36
Other items:
Acquisition costs	—	—	0.02	0.02
Reorganization costs	—	—	—	0.02
Reduction in valuation allowance on deferred tax assets	—	—	(0.03)	—
Stock-based compensation(1)	0.13	0.13	0.35	0.39
Total other items	0.13	0.13	0.34	0.43
Diluted EPS, non-GAAP	$0.12	$(0.02)	$0.25	$0.02
(1) Excludes DISH & iTVX stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and nine month periods ended December 31, 2013 and 2012 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.